Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations		Media
Contact:	Todd Mills	Carmen Duarte
Phone:	781.332.7442	781.332.7268
Email:	ir@onebeacon.com	cduarte@onebeacon.com

ONEBEACON REPORTS $12.15

BOOK VALUE PER SHARE

HAMILTON, Bermuda (February 6, 2009) — OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $12.15, a decrease of 14.4% for the fourth quarter, including dividends, and a decrease of 21.5% for the full year, adjusted for the economic defeasance of the company’s mandatorily redeemable preferred stock and including dividends.

Mike Miller, CEO of OneBeacon said, “We were disappointed by the decrease in our book value caused by investment losses. During the fourth quarter, we took significant steps to preserve our capital, including reductions in our equity investments and CAT exposures. Our underwriting results were very solid as all of our businesses performed well, contributing to combined ratios of 86% for the fourth quarter and 95% for the year. Our specialty businesses drove our 5% premium growth for the year.”

Miller continued, “Our operating results demonstrate our underwriting discipline and ability to create value even in this soft market.  We continue to focus on specialization and capital management. We are beginning to see early signs of an improving pricing environment and are well positioned in the market.”

Fourth quarter comprehensive net loss was $198 million, net loss was $172 million, and operating income was $55 million or $0.58 per share.  Adjusted for the economic defeasance of the company’s mandatorily redeemable preferred stock for the twelve months ended December 31, 2008, the company reported $379 million of comprehensive net loss, $353 million of net loss, and operating income of $143 million or $1.49 per share. These adjusted amounts are non-GAAP financial measures which are explained later in this release.

During the fourth quarter the company did not repurchase shares under its share repurchase authorization. Overall share repurchases during 2008 were approximately $69 million on 3.4 million shares, leaving approximately $98 million remaining under the share repurchase authorization.

Primary Insurance Operations

The fourth quarter GAAP combined ratio was 86.2% as compared to 92.8% for the fourth quarter of 2007, with 2008 results reflecting lower non-catastrophe losses and more favorable development on prior accident year losses. The 2008 GAAP combined ratio was 95.0% compared to 92.8% for 2007, with the variance reflecting higher catastrophe losses partially offset by more favorable development on prior accident year losses.

During the fourth quarter of 2007, OneBeacon reallocated $117 million of reserves from ongoing lines of business to run-off claims. This reallocation lowered the combined ratios for specialty, commercial and personal lines, but had no net impact on OneBeacon’s overall results.

Fourth quarter net written premiums were $474 million as compared to $427 million for the fourth quarter of 2007. The 10.8% premium increase was driven by growth across most of our Specialty Lines businesses, particularly our new collector car and boat business. Overall, Specialty Lines grew by 62.5%, while Commercial Lines and Personal Lines premiums decreased by 1.7% and 8.4% during the period. Through twelve months, net written premiums were $1,963 million as compared to $1,864 million in 2007, with the 5.3% change driven by Specialty Lines growth. For the full year, Specialty Lines’ premiums increased by 41.2%, while Commercial Lines’ premiums decreased by 1.5% and Personal Lines’ premiums were 10.4% lower.

Consolidated Investment Results

The fourth quarter total return on invested assets was negative 8.0%, compared to a 1.6% gain for the fourth quarter of 2007. OneBeacon’s fourth quarter 2008 investment results included a $90 million increase in net unrealized losses, $260 million of net realized investment losses, and gross investment income of $30 million. This compared to a $4 million decrease in net unrealized investment gains, $31 million of net realized investment gains and gross investment income of $55 million for the fourth quarter of 2007. Fourth quarter 2008 net realized investment losses included $130 million in net realized losses from sales, primarily within our equity portfolio reflecting actions taken during the fourth quarter, and $130 million relating to losses for other than temporary impairments.

For the twelve months ended December 31, the total return on invested assets was minus 13.0%, compared to a positive 7.5% for full-year 2007. OneBeacon’s investment return through 2008 included $445 million of losses related to the changes in the fair value of the company’s investments, $319 million of net realized investment losses and gross investment income of $179 million, compared to an $8 million decrease in net unrealized investment gains, $174 million of net realized investment gains and gross investment income of $225 million through December 31, 2007.

The total return on fixed maturity investments, including short-term investments, was negative 1.4% for the quarter and the total return on equity securities (common stock, convertible bonds and other investments) was negative 26.9%. Through twelve months, the total return on fixed maturity investments, including short-term investments, was negative 1.8% and the total return on equity securities (common stock, convertible bonds and other investments) was negative 39.0%.

Effective January 1, 2008, OneBeacon adopted FASB Statement No. 159 and elected to record the changes in unrealized gains and losses from its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests in net income. In prior periods, these changes have been included in other comprehensive income after tax. Accordingly, net income (loss) and pretax income (loss) for 2008 periods are not directly comparable to such measures for 2007 periods.

Company to Host Webcast

OneBeacon will host its fourth quarter and full-year 2008 Webcast for analysts and investors at 10:00 a.m. ET on Friday, February 6. A copy of the earnings release, the slide presentation to be referenced during the call and a financial supplement are available on the company’s Web site www.onebeacon.com. An audio playback of the teleconference will be available on the Web site; shortly following the Webcast.

About OneBeacon: OneBeacon Insurance Group’s underwriting companies offer a range of specialty and segmented commercial and personal insurance products sold primarily through select independent agents.  As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance products are available countrywide, and commercial and personal lines are offered in select geographic territories.

OneBeacon’s U.S. headquarters is in Canton, Massachusetts. The company is publicly traded on the New York Stock Exchange under the symbol “OB” (NYSE:OB).

###

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

($ in millions)

(Unaudited)

	December 31,	September 30,	December 31,
	2008	2008 (3)	2007 (3)
Assets

Investment securities, at fair value: (1)
Fixed maturity investments	$2,134.8	$2,300.0	$2,966.6
Common equity securities	276.7	793.3	832.1
Convertible bonds	241.2	272.4	389.2
Short-term investments	962.2	531.7	327.4
Held-to-maturity investments:
Fixed maturity investments	—	—	305.5
Short-term investments	—	—	0.1
Other investments (1)	196.6	292.5	348.6
Total investments	3,811.5	4,189.9	5,169.5

Cash	53.0	45.6	49.4
Reinsurance recoverable on unpaid losses	2,503.3	2,544.9	2,629.5
Reinsurance recoverable on paid losses	21.7	19.4	21.9
Premiums receivable	527.6	557.7	506.2
Securities lending collateral	100.7	211.8	438.9
Deferred acquisition costs	225.5	233.4	200.0
Ceded unearned premiums	66.5	71.9	68.1
Accrued investment income	25.7	26.7	33.7
Accounts receivable on unsettled investment sales	49.0	15.0	76.1
Other assets	556.3	475.7	326.9

Total assets	$7,940.8	$8,392.0	$9,520.2

Liabilities

Loss and loss adjustment expense reserves	$4,294.0	$4,408.0	$4,480.3
Unearned premiums	1,088.2	1,108.4	1,005.9
Debt	731.9	731.9	757.7
Securities lending payable	107.7	215.8	438.9
Preferred stock subject to mandatory redemption (redemption value $0, $0 and $300.0)	—	—	278.4
Ceded reinsurance payable	70.5	74.6	79.8
Accounts payable on unsettled investment purchases	6.8	11.5	8.5
Other liabilities	486.6	468.4	564.2
Total liabilities	6,785.7	7,018.6	7,613.7

Common Shareholders’ Equity

Common shares and paid-in surplus	1,016.7	1,016.8	1,084.4
Retained earnings (1)	163.4	355.3	641.0
Accumulated other comprehensive (loss) income, after tax:
Net unrealized gains on investments (1)	—	—	168.1
Net unrealized foreign currency translation (losses) gains (1)	(0.6)	—	12.2
Other comprehensive income and loss items (2)	(24.4)	1.3	0.8
Total common shareholders’ equity	1,155.1	1,373.4	1,906.5

Total liabilities and common shareholders’ equity	$7,940.8	$8,392.0	$9,520.2

(1)

Effective January 1, 2008, OneBeacon adopted FASB Statement No. 159, “The Fair Value Option for Financial Assets and Liabilities” (“SFAS 159”) for its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests. Upon adoption, OneBeacon recorded an adjustment of $180.6 million to reclassify net unrealized gains, after tax, and net unrealized foreign currency translation gains, after tax, related to investments from accumulated other comprehensive income to opening retained earnings. Subsequent to adoption, these securities are reported as trading securities and changes in fair value are reported in revenues before the effect of tax.

(2)

Other comprehensive income and loss items as of December 31, 2008 include the impact of a $19.5 million (after tax) decrease in OneBeacon’s pension plans primarily related to a decrease in the overfunded status of OneBeacon’s qualified pension plan driven by investment results and a $5.7 million (after tax) decrease in OneBeacon’s interest rate swap relating to the mortgage note.

(3)	Certain amounts in the prior period financial statements have been reclassified to conform to the current presentation.

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues:
Earned premiums	$488.7	$466.1	$1,879.0	$1,873.6
Net investment income	26.6	51.8	164.4	208.5
Net realized investment (losses) gains	(259.7)	31.0	(318.9)	173.7
Change in net unrealized investment gains and losses (1)	(90.0)	—	(444.7)	—
Net other revenues	3.2	0.9	13.8	17.2
Total revenues	168.8	549.8	1,293.6	2,273.0
Expenses:
Loss and loss adjustment expenses	247.5	262.7	1,126.2	1,089.8
Policy acquisition expenses	106.7	87.4	368.3	318.9
Other underwriting expenses	67.2	82.5	290.8	329.4
General and administrative expenses	4.3	2.3	20.3	9.8
Accretion of fair value adjustment to loss and loss adjustment expense reserves	3.0	4.0	12.0	16.0
Interest expense on debt	11.0	11.1	44.9	45.2
Interest expense - dividends on preferred stock subject to mandatory redemption	—	7.1	11.8	29.3
Interest expense - accretion on preferred stock subject to mandatory redemption	—	9.9	21.6	36.1
Total expenses	439.7	467.0	1,895.9	1,874.5
Pre-tax (loss) income	(270.9)	82.8	(602.3)	398.5

Income tax benefit (provision)	99.0	(37.3)	219.6	(147.9)

Net (loss) income	(171.9)	45.5	(382.7)	250.6

Change in net unrealized gains on investments (1)	—	(0.2)	—	(5.0)
Change in foreign currency translation (1)	(0.6)	(2.1)	(0.3)	0.4
Change in other comprehensive income and loss items (2)	(25.7)	0.1	(25.2)	(1.2)

Comprehensive net (loss) income	$(198.2)	$43.3	$(408.2)	$244.8

(Loss) earnings per share - basic and diluted
Net (loss) income	$(1.81)	$0.46	$(3.99)	$2.51
Weighted average number of common shares outstanding (3)	95.1	99.2	95.9	99.8

(1)

Effective January 1, 2008, OneBeacon adopted SFAS 159. SFAS 159 allows companies the election to report financial assets and liabilities at fair value with unrealized gains and losses reported in revenues. OneBeacon adopted SFAS 159 for its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests. Subsequent to adoption, OneBeacon reports changes in fair value in revenues.

(2)

The three months ended December 31, 2008 include the impact of a $20.6 million (after tax) decrease in OneBeacon’s pension plans primarily related to a decrease in the overfunded status of OneBeacon’s qualified pension plan driven by investment results and a $5.1 million (after tax) decrease in OneBeacon’s interest rate swap relating to the mortgage note. The year ended December 31, 2008 includes the impact of a $19.5 million (after tax) decrease in OneBeacon’s pension plans primarily related to a decrease in the overfunded status of OneBeacon’s qualified pension plan driven by investment results and a $5.7 million (after tax) decrease in OneBeacon’s interest rate swap relating to the mortgage note.

(3)	Includes the impact of repurchases of Class A common shares made through OneBeacon’s share repurchase program which commenced in the third quarter of 2007.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

	Primary
	Insurance
For the Three Months Ended December 31, 2008	Operations	Other	Total
Revenues:
Earned premiums	$488.7	$—	$488.7
Net investment income	26.1	0.5	26.6
Net realized investment (losses) gains	(260.0)	0.3	(259.7)
Change in net unrealized investment gains and losses (1)	(89.7)	(0.3)	(90.0)
Net other revenues (expenses)	4.1	(0.9)	3.2
Total revenues	169.2	(0.4)	168.8

Expenses:
Loss and loss adjustment expenses	247.5	—	247.5
Policy acquisition expenses	106.7	—	106.7
Other underwriting expenses	67.2	—	67.2
General and administrative expenses	3.2	1.1	4.3
Accretion of fair value adjustment to loss and lae reserves	—	3.0	3.0
Interest expense on debt	0.8	10.2	11.0
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	—
Total expenses	425.4	14.3	439.7

Pre-tax loss	$(256.2)	$(14.7)	$(270.9)

	Primary
	Insurance
For the Three Months Ended December 31, 2007	Operations	Other	Total
Revenues:
Earned premiums	$466.1	$—	$466.1
Net investment income	44.9	6.9	51.8
Net realized investment gains (losses)	31.5	(0.5)	31.0
Change in net unrealized investment gains and losses (1)	—	—	—
Net other revenues (expenses)	1.4	(0.5)	0.9
Total revenues	543.9	5.9	549.8

Expenses:
Loss and loss adjustment expenses	262.7	—	262.7
Policy acquisition expenses	87.4	—	87.4
Other underwriting expenses	82.5	—	82.5
General and administrative expenses	0.6	1.7	2.3
Accretion of fair value adjustment to loss and lae reserves	—	4.0	4.0
Interest expense on debt	0.7	10.4	11.1
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	17.0	17.0
Total expenses	433.9	33.1	467.0

Pre-tax income (loss)	$110.0	$(27.2)	$82.8

(1)

Effective January 1, 2008, OneBeacon adopted SFAS 159. SFAS 159 allows companies the election to report financial assets and liabilities at fair value with unrealized gains and losses reported in revenues. OneBeacon adopted SFAS 159 for its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests. Subsequent to adoption, OneBeacon reports changes in fair value in revenues.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

	Primary
	Insurance
For the Year Ended December 31, 2008	Operations	Other	Total
Revenues:
Earned premiums	$1,879.0	$—	$1,879.0
Net investment income	152.8	11.6	164.4
Net realized investment losses	(317.9)	(1.0)	(318.9)
Change in net unrealized investment gains and losses (1)	(442.6)	(2.1)	(444.7)
Net other revenues (expenses)	14.0	(0.2)	13.8
Total revenues	1,285.3	8.3	1,293.6

Expenses:
Loss and loss adjustment expenses	1,126.2	—	1,126.2
Policy acquisition expenses	368.3	—	368.3
Other underwriting expenses	290.8	—	290.8
General and administrative expenses	12.2	8.1	20.3
Accretion of fair value adjustment to loss and lae reserves	—	12.0	12.0
Interest expense on debt	3.5	41.4	44.9
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	33.4	33.4
Total expenses	1,801.0	94.9	1,895.9

Pre-tax loss	$(515.7)	$(86.6)	$(602.3)

	Primary
	Insurance
For the Year Ended December 31, 2007	Operations	Other	Total
Revenues:
Earned premiums	$1,873.6	$—	$1,873.6
Net investment income	184.5	24.0	208.5
Net realized investment gains (losses)	174.5	(0.8)	173.7
Change in net unrealized investment gains and losses (1)	—	—	—
Net other revenues (expenses)	19.2	(2.0)	17.2
Total revenues	2,251.8	21.2	2,273.0

Expenses:
Loss and loss adjustment expenses	1,089.8	—	1,089.8
Policy acquisition expenses	318.9	—	318.9
Other underwriting expenses	329.4	—	329.4
General and administrative expenses	2.9	6.9	9.8
Accretion of fair value adjustment to loss and lae reserves	—	16.0	16.0
Interest expense on debt	3.2	42.0	45.2
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	65.4	65.4
Total expenses	1,744.2	130.3	1,874.5

Pre-tax income (loss)	$507.6	$(109.1)	$398.5

(1)          Effective January 1, 2008, OneBeacon adopted SFAS 159. SFAS 159 allows companies the election to report financial assets and liabilities at fair value with unrealized gains and losses reported in revenues. OneBeacon adopted SFAS 159 for its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests. Subsequent to adoption, OneBeacon reports changes in fair value in revenues.

ONEBEACON INSURANCE GROUP, LTD.

SUMMARY OF RATIOS AND PREMIUMS

($ in millions)

(Unaudited)

	Primary Insurance Operations
Three Months Ended December 31, 2008	Specialty	Commercial	Personal	Total (1)
Ratios
Loss and loss adjustment expenses	39.9%	49.1%	61.8%	50.6%
Expense	38.8%	35.2%	32.2%	35.6%
Total GAAP combined	78.7%	84.3%	94.0%	86.2%
Dollars in millions
Net written premiums	$161.7	$170.2	$141.7	$473.7
Earned premiums	$153.4	$179.8	$155.5	$488.7

	Primary Insurance Operations
Three Months Ended December 31, 2007 (2)(3)	Specialty	Commercial	Personal	Total (1)
Ratios
Loss and loss adjustment expenses prior to reserve reallocation (4)	60.6%	45.3%	59.6%	56.3%
Impact of reserve reallocation (4)	-78.6%	-3.3%	-13.5%	0.0%
Loss and loss adjustment expenses	-18.0%	42.0%	46.1%	56.3%
Expense	31.3%	40.1%	34.5%	36.5%
Total GAAP Combined	13.3%	82.1%	80.6%	92.8%

Total combined prior to reserve reallocation (4)	91.9%	85.4%	94.1%	92.8%
Dollars in millions
Net written premiums	$99.5	$173.1	$154.7	$427.4
Earned premiums	$111.2	$181.9	$172.9	$466.1

	Primary Insurance Operations
Year Ended December 31, 2008	Specialty	Commercial	Personal	Total (1)
Ratios
Loss and loss adjustment expenses	51.1%	59.7%	64.0%	59.9%
Expense	36.4%	36.7%	31.9%	35.1%
Total GAAP combined	87.5%	96.4%	95.9%	95.0%
Dollars in millions
Net written premiums	$621.9	$722.1	$618.7	$1,963.1
Earned premiums	$512.7	$725.2	$640.8	$1,879.0

	Primary Insurance Operations
Year Ended December 31, 2007 (2)(3)	Specialty	Commercial	Personal	Total (1)
Ratios
Loss and loss adjustment expenses prior to reserve reallocation (4)	57.9%	51.5%	60.4%	58.2%
Impact of reserve reallocation (4)	-20.2%	-0.8%	-3.2%	0.0%
Loss and loss adjustment expenses	37.7%	50.7%	57.2%	58.2%
Expense	30.3%	37.4%	33.6%	34.6%
Total GAAP Combined	68.0%	88.1%	90.8%	92.8%

Total combined prior to reserve reallocation (4)	88.2%	88.9%	94.0%	92.8%
Dollars in millions
Net written premiums	$440.3	$733.4	$690.4	$1,864.4
Earned premiums	$433.3	$715.2	$725.0	$1,873.6

(1)        Includes results from run-off.

(2)        In the first quarter of 2008, OneBeacon began to include Community Banks within commercial lines. Community Banks was formerly reported in specialty lines. The prior period has been reclassified to conform to the current presentation.

(3)        During the fourth quarter of 2007, OneBeacon reallocated reserves from its ongoing lines of business to its run-off operations which had the effect of lowering the loss and loss adjustment expense ratios and combined ratios of its ongoing businesses. The reallocation had no net impact on total Primary Insurance Operations.

(4)        Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures which begins on page 14.

ONEBEACON INSURANCE GROUP, LTD.

BOOK VALUE AND ADJUSTED BOOK VALUE PER COMMON SHARE

(in millions, except per share amounts)

(Unaudited)

	December 31,	September 30,	December 31,
	2008	2008	2007
Numerator
Common shareholders’ equity	$1,155.1	$1,373.4	$1,906.5
Remaining adjustment of subsidiary preferred stock to face value	—	—	(21.6)
Adjusted common shareholders’ equity (1)	$1,155.1	$1,373.4	$1,884.9

Denominator
Common shares outstanding (2)	95.1	95.1	98.5

Book value per common share	$12.15	$14.44	$19.36

Adjusted book value per common share (1)	$12.15	$14.44	$19.14

Change in adjusted book value per common share, including dividends, in the quarter (3)	-14.4%

Change in adjusted book value per common share, including dividends, in the twelve month period (4)	-21.5%

(1)          Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures which begins on page 14.

(2)          Includes the impact of repurchases of Class A common shares made through OneBeacon’s share repurchase program which commenced in the third quarter of 2007.

(3)          Includes a quarterly dividend of $0.21 per common share.

(4)          Includes dividends of $0.84 per common share (a quarterly dividend of $0.21 per common share) and a special dividend of $2.03 per common share paid in March 2008.

ONEBEACON INSURANCE GROUP, LTD.

ADJUSTED COMPREHENSIVE NET (LOSS) INCOME, ADJUSTED NET (LOSS) INCOME AND ADJUSTED OPERATING INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Comprehensive net (loss) income	$(198.2)	$43.3	$(408.2)	$244.8
Adjusting items (1)	—	14.6	29.4	55.1
Adjusted comprehensive net (loss) income (2)	$(198.2)	$57.9	$(378.8)	$299.9

Net (loss) income	$(171.9)	$45.5	$(382.7)	$250.6
Adjusting items (1)	—	14.6	29.4	55.1
Adjusted net (loss) income (2)	$(171.9)	$60.1	$(353.3)	$305.7

Weighted average common shares outstanding (3)	95.1	99.2	95.9	99.8

Adjusted net (loss) income per share (2)	$(1.81)	$0.61	$(3.68)	$3.06

Net (loss) income	$(171.9)	$45.5	$(382.7)	$250.6
Less:
Net realized investment gains / losses	259.7	(31.0)	318.9	(173.7)
Tax effect on net realized investment gains / losses	(90.9)	10.9	(111.6)	60.8
Change in net unrealized investment gains and losses (4)	90.0	—	444.7	—
Tax effect on change in net unrealized investment gains and losses (4)	(31.5)	—	(155.6)	—
Operating income (2)	$55.4	$25.4	$113.7	$137.7
Adjusting items (1)	—	14.6	29.4	55.1
Adjusted operating income (2)	$55.4	$40.0	$143.1	$192.8

Weighted average common shares outstanding (3)	95.1	99.2	95.9	99.8

Adjusted operating income per share (2)	$0.58	$0.40	$1.49	$1.93

(1)          Adjusted to exclude the impact of economically defeasing the Company’s mandatorily redeemable preferred stock, as illustrated below.

Adjusting items:
Dividends on preferred stock	$—	$7.1	$11.8	$29.3
Accretion on preferred stock	—	9.9	21.6	36.1
Earnings on defeasance, net of tax	—	(2.4)	(4.0)	(10.3)
Total adjusting items	$—	$14.6	$29.4	$55.1

(2)          Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures which begins on page 14.

(3)          Includes the impact of repurchases of common shares made through OneBeacon’s share repurchase program which commenced in the third quarter of 2007.

(4)          Effective January 1, 2008, OneBeacon adopted SFAS 159. SFAS 159 allows companies the election to report financial assets and liabilities at fair value with unrealized gains and  losses reported in revenues. OneBeacon adopted SFAS 159 for its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests.  Subsequent to adoption, OneBeacon reports changes in fair value in revenues.

ONEBEACON INSURANCE GROUP, LTD.

ADJUSTED COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY

($ in millions)

(Unaudited)

			Year Ended
			December 31, 2008
Numerator:
[A] Adjusted comprehensive net loss (1) (see page 12)			$(378.8)

[B] Adjusted operating income (1) (see page 12)			$143.1

	As of	As of
	December 31, 2008	December 31, 2007	Average
Denominator:
Common shareholders’ equity	$1,155.1	$1,906.5	$1,530.8
Less:
Remaining adjustment of subsidiary preferred stock to face value	—	(21.6)

[C] Adjusted common shareholders’ equity (1)	$1,155.1	$1,884.9	$1,520.0
Less:
AOCI at January 1	(181.1)	(186.9)
Change in OCI during the period excluding the adjustment to adopt SFAS 159, after-tax	25.5	5.8
Change in net unrealized investment gains and losses (2)	444.7	—
Tax effect on change in net unrealized investment gains and losses (2)	(155.6)	—

[D] Adjusted common shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and AOCI/L (1)	$1,288.6	$1,703.8	$1,496.2

Returns (1):
Adjusted comprehensive return on average adjusted common shareholders’ equity [ A / C ]			-24.9%

Adjusted operating return on average adjusted common shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and AOCI/L [ B / D ]			9.6%

(1)          Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures which begins on page 14.

(2)          Effective January 1, 2008, OneBeacon adopted SFAS 159. SFAS 159 allows companies the election to report financial assets and liabilities at fair value with unrealized gains and losses reported in revenues. OneBeacon adopted SFAS 159 for its available-for-sale securities and its investments in limited partnerships, hedge funds and private equity interests. Subsequent to adoption, OneBeacon reports changes in fair value in revenues before the effect of tax.

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance.  In addition, certain of these non-GAAP financial measures have been adjusted to exclude the impacts of economically defeasing the Company’s mandatorily redeemable preferred stock.  As described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, in connection with its initial public offering, the Company created two irrevocable grantor trusts and funded them with assets sufficient to make the remaining dividend and redemption payments for $20 million of preferred stock that was redeemed in June 2007 and $300 million of preferred stock that was redeemed in May 2008.  The Company created and funded these trusts to appropriately capitalize and leverage the Company in preparation for and in connection with its initial public offering.  Having completed these actions, OneBeacon believes that presentation of certain of the non-GAAP financial measures as described below, adjusted to exclude the impact of the economic defeasance of the preferred stock as of and for the respective periods, is a useful supplement to understanding the Company’s earnings and profitability.

Adjusted book value per common share is a non-GAAP financial measure which is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from book value per common share, the most closely comparable GAAP measure. For the reason stated above, OneBeacon believes that adjusted book value per common share is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of book value per common share to adjusted book value per common share is included on page 11.

Adjusted comprehensive net (loss) income is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from comprehensive net (loss) income, the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted comprehensive net (loss) income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of comprehensive net (loss) income to adjusted comprehensive net (loss) income is included on page 12.

Adjusted net (loss) income is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from net (loss) income, the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted net (loss) income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of net (loss) income to adjusted net (loss) income is included on page 12.

Adjusted net (loss) income per common share is calculated by dividing adjusted net (loss) income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding.  OneBeacon believes that adjusted net (loss) income per share is a useful supplement to understanding the Company’s earnings and profitability.  As described above, the reconciliation of net (loss) income to adjusted net (loss) income is included on page 12. The calculation of adjusted net income per share is also included on page 12.

Operating income is a non-GAAP financial measure that excludes net realized investment gains or losses and changes in net unrealized investment gains or losses and the related tax effects from net (loss) income.  OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the Company to the GAAP measure of net (loss) income, as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Although key to the Company’s overall financial performance, OneBeacon believes that realized and unrealized investment gains or losses are largely independent of the underwriting decision-making process as well as the activities of its other operations segment. The reconciliation of net (loss) income to operating income is included on page 12.

Adjusted operating income is a non-GAAP financial measure that excludes the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from operating income (a non-GAAP financial measure described above).  OneBeacon believes that adjusted operating income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of net (loss) income to adjusted operating income is included on page 12.

Adjusted operating income per common share is calculated by dividing adjusted operating income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding.  OneBeacon believes that adjusted operating income per share is a useful supplement to understanding the Company’s earnings and profitability.  Net (loss) income per share is the most directly comparable GAAP measure.  As described above, the reconciliation of net (loss) income to adjusted operating income is included on page 12. The calculation of adjusted operating income per share is also included on page 12.

Adjusted common shareholders’ equity, which is used in calculating adjusted book value per common share (a non-GAAP financial measure described above) and the average of which is used in calculating adjusted comprehensive returns (a non-GAAP financial measure described below), is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from common shareholders’ equity, the most closely comparable GAAP measure. The reconciliation of common shareholders’ equity to adjusted common shareholders’ equity is included on page 11 and page 13.

Adjusted comprehensive return on average adjusted common shareholders’ equity is calculated by dividing adjusted comprehensive net (loss) income (a non-GAAP financial measure described above) for the latest 12 month period by average adjusted common shareholders’ equity (a non-GAAP financial measure described above). OneBeacon believes that adjusted comprehensive return on average adjusted common shareholders’ equity is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above. The calculation of adjusted comprehensive return on average adjusted common shareholders’ equity is included on page 13.

Adjusted common shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and accumulated other comprehensive income (AOCI/L), the average of which is used in calculating adjusted operating returns (a non-GAAP financial measure described below), is derived by excluding the impacts of economically defeasing the Company’s mandatorily redeemable preferred stock, the change in net unrealized investment gains and losses, after-tax, and AOCI/L from common shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in the timing of unrealized investment gains and losses and other non-owner sources of equity and the impact of economically defeasing the Company’s mandatorily redeemable preferred stock when analyzing certain performance measures. The reconciliation of common shareholders’ equity, the most closely comparable GAAP measure, to adjusted common shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and AOCI/L is included on page 13.

Adjusted operating return on average adjusted common shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and AOCI/L is calculated by dividing adjusted operating income (a non-GAAP financial measure described above) the latest 12 month period by average adjusted common shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and AOCI/L (a non-GAAP financial measure described above). For the reason stated above, OneBeacon believes that adjusted operating return on average common shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and AOCI/L is a useful supplement to understanding the Company’s operating performance. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above.  The calculation of adjusted operating return on average adjusted common shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and AOCI/L is included on page 13.

Loss and loss adjustment expense ratio prior to reserve reallocation and total combined ratio prior to reserve reallocation are non-GAAP financial measures which are derived by excluding the impact of the reallocation of loss and loss adjustment expense reserves from the loss and loss adjustment expense ratio and the GAAP combined ratio.  During the fourth quarter of 2007, OneBeacon reallocated loss and loss adjustment expense reserves from ongoing lines of business to run-off which reduced the loss and loss adjustment expense ratios and the GAAP combined ratios for OneBeacon’s specialty, commercial and personal lines of business but had no impact on the ratios for OneBeacon’s total primary insurance operations. OneBeacon believes that a presentation excluding the effect of the reserve reallocation on the loss and loss adjustment expense ratios and GAAP combined ratios for specialty, commercial and personal lines is meaningful for investors to understand the performance of its underwriting units.  The reconciliation of these non-GAAP financial measures to the loss and loss adjustment expense ratio and GAAP combined ratio, the most closely comparable GAAP measures, is included on page 10.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•                  growth in adjusted book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors or its clients;

•                  an economic downturn or other economic conditions adversely affecting its financial position;

•                  other factors, most of which are beyond OneBeacon’s control; and

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed February 29, 2008.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.